UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 11, 2007


                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)

                                     0-19278
                            (Commission File Number)

        DELAWARE                                             13-3357370
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation)


                    51 JAMES WAY, EATONTOWN, NEW JERSEY 07724
             (Address of principal executive offices, with zip code)

                                 (732) 542-2800
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

        [ ] Written communications pursuant to Rule 425 under the Securities Act
            (17CFR 230.425)
        [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)
        [ ] Pre-commencement communications pursuant to Rule 14d-2(b)
            under the Exchange Act (17 CFR 240.14d-2(b))
        [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

         On December 11, 2007, the Board of Directors of Osteotech, Inc. (the "Company") adopted definitive performance measures for 2008 under the Company's Management Performance Bonus Plan (the "Plan"). The Plan provides for the payment of cash bonuses to the Company's officers, director-level employees and certain other employees based on the attainment by the Company of specified performance objectives.

         For 2008, the performance measures are as follows: (i) EBIT, (ii) core product revenue growth and (iii) new product development, with each performance measure accounting for 50%, 30% and 20%, respectively, of the target incentive opportunity. The target incentive opportunity for 2008 for the Chief Executive Officer is 50% of his annual base salary and for each of the Company's other executive officers is 35% of the participant's annual base salary. In addition, to receive a payout under the EBIT or core product revenue growth performance measures, the Company must achieve a minimum target level for each of the individual performance measures.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    OSTEOTECH, INC.



Date:  December 17, 2007                       By:/s/ Mark H. Burrough
                                                  --------------------
                                                  Mark H. Burroughs,
                                                  Executive Vice President,
                                                  Chief Financial Officer